Joint Filer Information


NAME: GLG Partners Limited

ADDRESS:  c/o GLG Partners LP
          1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)

DATE OF EVENT REQUIRING STATEMENT: May 4, 2009

SIGNATURE:

                   By:     /s/ Victoria Parry
                           -----------------------------------
                   Name:   Victoria Parry
                   Title:  Senior Legal Counsel of GLG Partners LP

                   By: /s/ Emmanuel Roman
                           -----------------------------------
                   Name:   Emmanuel Roman
                   Title:  Managing Director


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                             Joint Filer Information

NAME: GLG Partners Inc.

ADDRESS:  c/o GLG Partners LP
          1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)

DATE OF EVENT REQUIRING STATEMENT: May 4, 2009

SIGNATURE:


                       By:    /s/ Alejandro R. San Miguel
                              -----------------------------------
                       Name:  Alejandro R. San Miguel
                       Title: General Counsel and Corporate Secretary